Exhibit 10.1

EXECUTION VERSION

SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of July 30, 2007, by and among Orthovita, Inc., a Pennsylvania corporation, with headquarters located at 77 Great Valley Parkway, Malvern, Pennsylvania 19355 (the “Company”), and the investors listed on the Schedule of Buyers attached hereto (individually, a “Buyer” and collectively, the “Buyers”).

BACKGROUND

A. The Company and each Buyer desire to enter into this transaction to purchase the securities set forth herein pursuant to the Company’s registration statement on Form S-3 (Registration Number 333-131668) (the “First Shelf Registration Statement”) and the Company’s registration statement on Form S-3 (Registration Number 333-141403) (the “Second Shelf Registration Statement” and, together with the First Registration Statement, the “Registration Statement”) which have, in the aggregate, at least $111,000,000 in unallocated securities registered thereunder, and which have been declared effective in accordance with the Securities Act of 1933, as amended (the “1933 Act”), by the United States Securities and Exchange Commission (the “SEC”).

B. Each Buyer wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, that number of shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”), set forth opposite such Buyer’s name in column (3) on the Schedule of Buyers (which aggregate amount for all Buyers together shall be 12,317,066 shares of Common Stock and shall collectively be referred to herein as the “Purchased Shares”).

NOW, THEREFORE, the Company and each Buyer, intending to be legally bound, hereby agree as follows:

1. PURCHASE AND SALE OF PURCHASED SHARES.

(a) Purchase of Purchased Shares. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below, the Company shall issue and sell to each Buyer, and each Buyer severally, but not jointly, agrees to purchase from the Company on the Closing Date (as defined below), the number of Purchased Shares as is set forth opposite such Buyer’s name in column (3) on the Schedule of Buyers (the “Closing”). The Closing shall occur on the Closing Date at the offices of Duane Morris LLP, 1540 Broadway, 14th Floor, New York, New York 10036.

(b) Purchase Price. The purchase price for each Purchased Share to be purchased by each Buyer at the Closing shall be $2.64 (the “Purchase Price”).

(c) Closing Date. The date and time of the Closing (the “Closing Date”) shall be 10:00 a.m., New York City time, on July 30, 2007, after notification of satisfaction (or waiver) of the conditions to the Closing set forth in Sections 6 and 7 below (or such later date as is mutually agreed to by the Company and each Buyer).

(d) Form of Payment. On the Closing Date, (i) each Buyer shall pay to the Company the total Purchase Price for the Purchased Shares to be issued and sold to such Buyer at the Closing (which total Purchase Price shall be calculated by multiplying the number of Purchased Shares to be purchased by such Buyer by the Purchase Price), by wire transfer of immediately available funds in accordance with the Company’s written wire instructions, and (ii) the Company shall cause the Company’s transfer agent (the “Transfer Agent”), in the Company’s discretion, either (A) through the Depository Trust Company (“DTC”) to credit to the securities account at DTC specified in writing by such Buyer a securities entitlement or (B) to issue a stock certificate in the name of such Buyer, in either case, with respect to the number of Purchased Shares such Buyer is purchasing as is set forth opposite such Buyer’s name in column (3) of the Schedule of Buyers. The Purchased Shares shall be offered, issued and sold by the Company pursuant to the First Shelf Registration Statement until the aggregate amount of the securities registered thereby has been issued. The balance of the Purchased Shares shall be offered, issued and sold by the Company pursuant to the Second Shelf Registration Statement.

2. REPRESENTATIONS AND WARRANTIES OF EACH BUYER. Each Buyer represents and warrants solely with respect to such Buyer that:

(a) Organization; Authority. Such Buyer, if an entity, is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate, partnership or limited liability company power and authority to enter into and to consummate the transactions contemplated by this Agreement and the other Transaction Documents (as defined below) and otherwise to carry out its obligations hereunder and thereunder. Such Buyer, if an individual, has full right, power and authority to enter into and to consummate the transactions contemplated by this Agreement and the other Transaction Documents and otherwise to carry out such Buyer’s obligations hereunder and thereunder. The execution, delivery and performance by such Buyer, if an entity, of the transactions contemplated by this Agreement and the other Transaction Documents to which such Buyer is a party have been duly authorized by all necessary corporate, partnership or limited liability company action on the part of such Buyer. Such Buyer, if an individual, has legal capacity to execute, deliver and perform the transactions contemplated by this Agreement and the other Transaction Documents to which such Buyer is a party. Each of this Agreement and the other Transaction Documents to which such Buyer is party has been duly executed by such Buyer, and when delivered by such Buyer in accordance with terms hereof and thereof, will constitute the valid and legally binding obligation of such Buyer, enforceable against such Buyer in accordance with its terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(b) No Conflicts. The execution, delivery and performance by such Buyer of this Agreement and the consummation by such Buyer of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of such Buyer that is an entity or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Buyer is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Buyer, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, have a material adverse effect on the ability of such Buyer to perform its obligations hereunder.

(c) Residency. Such Buyer is a resident of that jurisdiction specified below its address on the Schedule of Buyers.

(d) Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by such Buyer to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person (as defined below) with respect to the transactions contemplated by this Agreement. The Company shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees on behalf of such Buyer of a type contemplated in this Section 2(d) that may be due in connection with the transactions contemplated by this Agreement.

(e) Acquiring Person. Such Buyer, after giving effect to the transactions contemplated hereby, will not, either individually or with a group (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “1934 Act”)), be the beneficial owner of 20% or more of the Company’s outstanding Common Stock. For purposes of this Section 2(e), beneficial ownership shall be determined pursuant to Rule 13d-3 under the 1934 Act.

(f) No Short Sales. From and after obtaining knowledge of the sale of the Purchased Shares, such Buyer has not taken, and prior to the public announcement of the transactions contemplated hereby, such Buyer shall not take, any action that has caused or will cause such Buyer to have, directly or indirectly, sold or agreed to sell any Common Stock, effected through any short sale.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to each Buyer that:

(a) Subsidiaries. The Company has no direct or indirect subsidiaries (individually, a “Subsidiary” and, collectively, the “Subsidiaries”) other than those listed on Schedule 3(a) and in the SEC Reports (as defined below). Except as disclosed in the SEC Reports, the Company owns, directly or indirectly, all of the capital stock of each Subsidiary free and clear of any lien, charge, security interest, encumbrance, right of first refusal or other restriction (collectively, the “Liens”), and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights.

(b) Organization and Qualification. Each of the Company and each Subsidiary is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as described in the Prospectus (as defined below). Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate: (i) materially adversely affect the legality, validity or enforceability of this Agreement and any other documents or agreements executed in connection with the transactions contemplated hereunder (collectively, the “Transaction Documents”), (ii) have or result in a material adverse effect on the results of operations, assets, business or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) adversely impair the Company’s ability to perform fully on a timely basis its obligations under any of the Transaction Documents (any of (i), (ii) or (iii), a “Material Adverse Effect”).

(c) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further consent or action is required by the Company, its Board of Directors or its shareholders. Each of the Transaction Documents executed by the Company has been (or upon delivery will be) duly executed by the Company and is, or when delivered in accordance with the terms hereof, will constitute, the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(d) No Conflicts. The execution, delivery and performance of this Agreement and the other Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not: (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) subject to obtaining the Required Approvals (as defined below), conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to obtaining the Required Approvals, result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not, individually or in the aggregate, result in a Material Adverse Effect.

(e) Filings, Consents and Approvals. No consent, waiver, authorization or order of, give any notice to, or filing or registration with, any court or other federal, state, local or other governmental authority or other Person is required in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) the filings required under Section 4(f) of this Agreement, (ii) the filing with the SEC of the prospectus supplements required by the Registration Statement pursuant to Rule 424(b) under the 1933 Act (the “Prospectus Supplement”) supplementing the base prospectuses forming part of the Registration Statement (such base prospectuses, together with the Prospectus Supplement and all information incorporated therein by reference to SEC Reports, the “Prospectus”), (iii) the application(s) to The NASDAQ Stock Market LLC (“NASDAQ”) for the listing of the Purchased Shares for trading on The NASDAQ Global Market (the “Principal Market”) in the time and manner required thereby, (iv) applicable Blue Sky filings and (v) such consents and waivers as have previously been obtained (clauses (i) through (v) are collectively referred to as the “Required Approvals”). “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

(f) Issuance of the Purchased Shares. The Purchased Shares are duly authorized and, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens. The Purchased Shares are being issued pursuant to the Registration Statement, the issuance of the Purchased Shares has been registered by the Company under the 1933 Act, and all of the Purchased Shares are freely transferable and tradable by the Buyers without restriction, other than restrictions imposed under (i) the Company’s Policy Statement on Trading In Orthovita, Inc. Securities by Directors, Officers and Other Employees, which is applicable to any Buyer affiliated with a director or employee of the Company, and (ii) provisions of the 1933 Act applicable to transfers of Company securities by directors of the Company and their respective affiliates. The Registration Statement is effective and available for the issuance of the Purchased Shares thereunder and the Company has not received any notice that the SEC has issued or intends to issue a stop-order with respect to the Registration Statement or that the SEC otherwise has suspended or withdrawn the effectiveness of the Registration Statement, either temporarily or permanently, or intends or has threatened in writing to do so. The “Plan of Distribution” section of the Prospectus permits the issuance and sale of the Purchased Shares in the manner contemplated hereunder. Upon receipt of the Purchased Shares, each Buyer will have good and marketable title to the Purchased Shares purchased by such Buyer hereunder, and the Purchased Shares will be freely tradable on the Principal Market, except to the extent restricted under (i) the Company’s Policy Statement on Trading In Orthovita, Inc. Securities by Directors, Officers and Other Employees, which is applicable to any Buyer affiliated with a director or employee of the Company, and (ii) provisions of the 1933 Act applicable to transfers of Company securities by directors of the Company and their respective affiliates. The Purchased Shares constitute less than 20% of the issued and outstanding shares of Common Stock of the Company. Upon issuance, the Purchased Shares will be listed and authorized for trading on the Principal Market.

(g) Capitalization. The number of shares and type of all authorized, issued and outstanding capital stock, options and other securities of the Company (whether or not presently convertible into, or exercisable or exchangeable for, shares of capital stock of the Company) is set forth in the Prospectus or incorporated by reference in the Prospectus by virtue of the SEC Report of the Company most recently filed with the SEC. All outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable and have been issued in compliance with all applicable securities laws. No securities of the Company are entitled to preemptive or similar rights, and no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as set forth on Schedule 3(g) or in the Prospectus, there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible into or exercisable or exchangeable for shares of Common Stock. Except as set forth on Schedule 3(g), there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders), and the issuance and sale of the Purchased Shares will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Buyers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, number of issuable shares, exchange or reset price under such securities. The Company will not approve the issuance of any additional securities unless there are sufficient authorized shares of Common Stock (or any successor security thereto) available, taking into account all potential adjustments or anti-dilution provisions in such securities, to satisfy the rights of the Buyers to acquire the Purchased Shares.

(h) SEC Reports; Financial Statements. The Company has filed with the SEC all reports required to be filed by it under the 1934 Act, including reports required to be filed with the SEC pursuant to Section 13(a) or 15(d) thereof, for the two (2) years preceding the date hereof (the foregoing materials being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. The Company has made available via the EDGAR system operated by the SEC or otherwise to each Buyer a true, correct and complete copy of all SEC Reports filed within the ten (10) days preceding the date hereof. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Registration Statement, the Prospectus and the Prospectus Supplement complied, or will comply, as the case may be, in all material respects with the applicable requirements of the 1933 Act and the rules and regulations of the SEC promulgated thereunder, and none of the Registration Statement, the Prospectus or the Prospectus Supplement contained, or will contain, as the case may be, as of the respective times they were, or will be, as the case may be, filed with the SEC, any untrue statement of a material fact or omitted, or will omit, as the case may be, to state a material fact required to be stated therein or necessary in order to make the statements therein, in the case of the Prospectus or the Prospectus Supplement, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal year-end audit adjustments.

(i) Material Changes. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in the SEC Reports: (i) there has been no event, occurrence or development that, individually or in the aggregate, has had or that could result in a Material Adverse Effect, (ii) except as disclosed on Schedule 3(i), the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the SEC, (iii) the Company has not altered its method of accounting in a manner that would reasonably be expected to result in a Material Adverse Effect or changed the identity of the registered independent public accounting firm that audited such audited financial statements, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its shareholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company equity compensation plans. “Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144. “Rule 144”means Rule 144 promulgated by the SEC pursuant to the 1933 Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

(j) Litigation. Except as disclosed on Schedule 3(j), there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the best knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) or before or by any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the Principal Market) (collectively, an “Action”) which: (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Purchased Shares or (ii) could, if there were an unfavorable decision, individually or in the aggregate, result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor, to the best knowledge of the Company, any director or officer thereof with respect to such director’s or officer’s capacity with the Company, is the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. Except for the confidential treatment request submitted to the SEC with respect to the Amended and Restated License Agreement, dated as of December 26, 2006, between the Company and Angiotech Pharmaceuticals (US), Inc., the Company does not have pending before the SEC any request for confidential treatment of information. There has not been, and to the best knowledge of the Company, there is not pending or contemplated, any investigation by the SEC involving the Company, any Subsidiary, or any director or officer of the Company with respect to such director’s or officer’s capacity with the Company. The SEC has not issued any stop order or other order suspending the effectiveness of the Registration Statement.

(k) Compliance. Neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) to the best knowledge of the Company, is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, except in each case as could not, individually or in the aggregate, result in a Material Adverse Effect.

(l) Labor Relations. No strike, work stoppage, slow down or other material labor problem exists or, to the best knowledge of the Company, is threatened or imminent with respect to any of the employees of the Company or any Subsidiary.

(m) Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not, individually or in the aggregate, result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(n) Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them that is material to the business of the Company and the Subsidiaries and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, taken as a whole, in each case free and clear of all Liens, except for (i) Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries, and (ii) Liens on certain assets pursuant to the Senior Secured Note And Warrant Purchase Agreement (the “Note and Warrant Purchase Agreement”) dated July 30, 2007 among the Company, the Purchasers of Notes and Warrants (as each such term is defined in the Note and Warrant Purchase Agreement) named therein and LB I Group Inc., a Delaware corporation, as Collateral Agent (as such term is defined in the Note and Warrant Purchase Agreement) and any and all related documents executed in connection therewith. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases of which the Company and the Subsidiaries are in compliance in all material respects.

(o) Patents and Trademarks. Schedule 3(o) sets forth all of the Company’s patents and patent applications, in-bound patent licenses, trademarks and trademark applications, in-bound trademark licenses, copyrights and copyright applications and in-bound copyright licenses, including the description thereof, the name of the registered owner, the jurisdiction of such registration and the registration number (collectively, the “IP Rights”). Except set forth on Schedule 3(o), (i) the Company and the Subsidiaries own or possess the IP Rights, without conflict with the rights of others; (ii) to the best knowledge of the Company, no product of the Company or the Subsidiaries that is labeled, promoted or used in a manner that meets the definition of “medical device” set forth in Section 321(b) of the Federal Food, Drug & Cosmetic

Act, 21 U.S.C. Sections 301 et seq. (2007), infringes on any license, patent, copyright, service mark, trademark, trade name or other intellectual property right owned by any other Person; and (iii) to the best knowledge of the Company, there is no known violation by any Person of any right of the Company or any of the Subsidiaries with respect to any IP Rights.

(p) Insurance. To the best knowledge of the Company, the Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost, except for cost increases being experienced by public companies in similar businesses and risk categories.

(q) Transactions With Affiliates and Employees. Except as set forth in the SEC Reports, none of the officers or directors of the Company and, to the best knowledge of the Company, none of the employees of the Company is presently a party to any material transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the best knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

(r) Internal Accounting Controls. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The financial records of the Company accurately reflect in all material respects the information relating to the business of the Company, the location and collection of its assets, and the nature of all transactions giving rise to the obligations or accounts receivable of the Company. The Company has established disclosure controls and procedures (as defined in 1934 Act Rules 13a-14 and 15d-14) for the Company and designed such disclosures controls and procedures to ensure that material information relating to the Company is made known to the certifying officers by others within the Company, particularly during the period in which the Company’s Form 10-K or 10-Q, as the case may be, is being prepared. The Company’s certifying officers have evaluated the effectiveness of the Company’s controls and procedures as of a date within 90 days prior to the filing date of the Form 10-K for the year ended December 31, 2006 (such date, the “Evaluation Date”). The Company presented in the Form 10-K for the year ended December 31, 2006, the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company’s internal controls (as such term is defined in Item 307(b) of Regulation S-K under the 1934 Act) or, the best knowledge of the Company, in other factors that could significantly affect the Company’s internal controls.

(s) Solvency. Based on the financial condition of the Company as of date hereof and as of the Closing Date: (i) the Company’s fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature; (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof; and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).

(t) Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement, and the Company has not taken any action that would cause any Buyer to be liable for any such fees or commissions. The Company agrees that the Buyers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of any Person for fees of the type contemplated by this Section 3(t) in connection with the transactions contemplated by this Agreement.

(u) Integration. Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Purchased Shares to be integrated with prior offerings of securities by the Company for purposes of any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated, nor will the Company or any of its Subsidiaries take any action or steps that would cause the offering of the Purchased Shares to be integrated with other offerings.

(v) Listing and Maintenance Requirements. The Company has not, in the 12 months preceding the date hereof, received notice from the Principal Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of the Principal Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements. The issuance and sale of the Purchased Shares hereunder does not contravene the rules and regulations of the Principal Market and no shareholder approval is required for the Company to fulfill its obligations under the Transaction Documents. The Common Stock is currently listed on the Principal Market.

(w) Registration Rights. No holder of securities of the Company has any right to cause the registration under the 1933 Act of any securities of the Company as a result of the issuance of the

Purchased Shares hereunder the failure to effect which right could expose the Company to material liability or any other holder of securities of the Company to any liability or that could impair the Company’s ability to consummate the issuance and sale of the Purchased Shares in the manner, and at the times, contemplated hereby, which rights have not been waived by such holder as of the date hereof.

(x) Application of Takeover Protections. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Articles of Incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Buyers as a result of the Buyers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including, without limitation, as a result of the Company’s issuance of the Purchased Shares and the Buyers’ ownership of the Purchased Shares.

(y) Investment Company. The Company and its Subsidiaries are not, and are not an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(z) Sarbanes-Oxley Act. The Company is in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof, except where such noncompliance would not have a Material Adverse Effect.

(aa) Tax Returns. All tax returns required to be filed by the Company or any of the Subsidiaries have been timely filed, taking into account any extensions of time within which to file such tax returns, and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been timely paid, other than those being contested in good faith and for which adequate reserves have been provided in accordance with GAAP, and except where the failure to file such returns or pay such taxes or other assessments would not, individually or in the aggregate, have a Material Adverse Effect.

(bb) Material Contracts. Except as set forth on Schedule 3(bb), neither the Company nor any Subsidiary has sent or received any communication regarding termination of, or intent not to renew, any of the material contracts or agreements to which the Company or any subsidiary is a party referred to or described in the Prospectus or referred to or described in, or filed as an exhibit to, or incorporated by reference as an exhibit to, the Registration Statement, and no such termination or non-renewal has been threatened by the Company or any Subsidiary or, to the Company’s best knowledge, any other party to any such contract or agreement.

(cc) Illegal Funds. Neither the Company nor any of the Subsidiaries nor, to the Company’s best knowledge, any employee or agent of the Company or any Subsidiary has made any payment of funds of the Company or any Subsidiary or received or retained any funds in violation of any law, rule or regulation (including, without limitation, the Foreign Corrupt Practices Act of 1977), which payment, receipt or retention of funds is of a character required to be disclosed in the Registration Statement or the Prospectus.

(dd) Restrictions on Subsidiaries. Except as otherwise set forth in the Registration Statement (excluding any exhibits thereto and the Prospectus) and except as set forth on Schedule 3(dd), no Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company.

(ee) Market Manipulation. Neither the Company nor any of the Subsidiaries nor, to the Company’s best knowledge, any of their respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Purchased Shares.

(ff) Environmental and Safety Laws. The Company is in material compliance with applicable statutes, laws and regulations relating to the environment or occupational health and safety. No hazardous or toxic substances or wastes have been released by the Company at any real property now or previously owned or leased by the Company which could result in a Material Adverse Effect.

(gg) Disclosure. The Company understands and confirms that the Buyers will rely on the foregoing representations in effecting transactions in securities of the Company. All disclosure provided to the Buyers regarding the Company, its business and the transactions contemplated hereby, furnished by or on behalf of the Company, taken together with SEC Reports, are true and correct, in all material respects, and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

4. COVENANTS.

(a) Best Efforts. Each party shall use its best efforts timely to satisfy each of the covenants and the conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement.

(b) Prospectus Supplement and Blue Sky. On or before the execution of this Agreement, the Company shall have delivered, and as soon as practicable after the Closing the Company shall file with the SEC, the Prospectus Supplement with respect to the Purchased Shares as required under and in conformity with the 1933 Act, including Rule 424(b) thereunder. If required, the Company, on or before the Closing Date, shall take such actions as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Purchased Shares for sale to the Buyers at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Buyers on or prior to the Closing Date. The Company shall make all filings and reports relating to the offer and sale of the Purchased Shares required under applicable securities or “Blue Sky” laws of the states of the United States following the Closing Date.

(c) Reporting Status. The Company shall timely file all reports required to be filed with the SEC pursuant to the 1934 Act and shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would otherwise permit such termination until the date (the “Reporting Period”) on which each Buyer shall no longer be the holder of record, or the beneficial owner reflected on listing of non-objecting beneficial owners, commonly referred to as the “NOBO list,” reasonably available to the Company, in either case, of fewer than 25% of the Purchased Shares purchased by such Buyer under this Agreement.

(d) Listing. The Company shall promptly secure the listing of all of the Purchased Shares upon each national securities exchange and automated quotation system, if any, upon which the Common Stock is then listed (subject to official notice of issuance) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all outstanding shares of Common Stock from time to time issuable under the terms of the Transaction Documents. The Company shall maintain the Common Stock’s authorization for listing on the Principal Market for so long as the Common Stock is so listed. Neither the Company nor any of its Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock on the Principal Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(d).

(e) Fees. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or broker’s commissions (other than for Persons engaged by any Buyer) relating to or arising out of the transactions contemplated hereby, including, without limitation, any fees or commissions payable to the agent in connection with the Purchased Shares. The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, reasonable attorney’s fees and out-of-pocket expenses) arising in connection with any claim relating to any such payment. Except as otherwise set forth in this Agreement or in the other Transaction Documents, each party to this Agreement shall bear its own expenses in connection with the sale of the Purchased Shares to the Buyers.

(f) Disclosure of Transactions and Other Material Information. The Company shall, on or before 8:30 a.m., New York City time, on the first business day after the date hereof, file a Current Report on Form 8-K reasonably acceptable to the Buyers disclosing all material terms of the transactions contemplated hereby in the form required by the 1934 Act, and attaching the form of this Agreement as an exhibit to such filing (including all attachments, the “8-K Filing”). Except with respect to any Buyer a representative of which is a member of the Board of Directors of the Company or any other Buyer affiliated with such Buyer, the Company shall not, and shall cause each of its Subsidiaries and each of their respective officers, directors, employees and agents, not to, provide any Buyer with any material, nonpublic information regarding the Company or any of its Subsidiaries from and after the filing of the press release referred to in the first sentence of this Section 4(f) without the express written consent of such Buyer. Subject to the foregoing, neither the Company nor any Buyer shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of any Buyer, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations, including the applicable rules and regulations of the Principal Market (provided that in the case of clause (i) Essex Woodlands Health Ventures VII, L.P. (the “Lead Buyer”) shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release).

(g) Incorporation; Good Standing. On or prior to the 30th day after the Closing Date, the Company shall deliver to each Buyer a certificate evidencing the incorporation and good standing of the Company and each of its Subsidiaries in the applicable jurisdiction of incorporation issued by the Pennsylvania Secretary of the Commonwealth or Delaware Department of State, as applicable.

(h) Articles of Incorporation. On or prior to the 30th day after the Closing Date, the Company shall have delivered to each Buyer a certified copy of the Articles of Incorporation, as amended (the “Articles”), as certified by the Pennsylvania Secretary of the Commonwealth.

5. BOARD OF DIRECTORS MATTERS.

(a) Provided the aggregate Purchase Price for the Purchased Shares purchased by the Lead Buyer hereunder is at least $25 million, the Lead Buyer shall have the right to designate, at Closing, one individual to be considered by the Nominating and Corporate Governance Committee (the “Nominating Committee”) of the Company’s Board of Directors, in accordance with the Nominating Committee’s charter and applicable rules and regulations of the SEC and the Principal Market, for nomination and election to the Company’s Board of Directors promptly following the Closing (the “Board Designation Right”). In the event such individual is no longer employed by or in a business relationship or affiliation with the Lead Buyer or takes another position within the Lead Buyer’s organization which makes his or her continuing representation of the Lead Buyer on the Company’s Board of Directors undesirable in the view of the Lead Buyer, or if an individual so designated by the Lead Buyer pursuant to the Board Designation Right is not elected to the Company’s Board of Directors, then the Lead Buyer shall be permitted to designate another individual to be so nominated and elected. The individual designated by the Lead Buyer for election to the Company’s Board of Directors shall be considered by the Nominating Committee, in accordance with its charter and applicable rules and regulations of the SEC and the Principal Market, for nomination and re-election to the Company’s Board of Directors at the Company’s 2008 Annual Meeting of Shareholders and thereafter until otherwise decided by the Lead Buyer. If the Lead Buyer determines not to exercise the Board Designation Right, then for 30 days following the next occurring vacancy on the Board of Directors, the Lead Buyer shall have the right to designate one individual to be considered by the Nominating Committee for election to the Company’s Board of Directors on the terms described above.

(b) The Board Designation Right shall terminate, expire and be of no further force or effect on and after the first date on which the Lead Buyer and its affiliates shall cease to hold, in the aggregate, a majority of the Purchased Shares originally sold to and purchased by the Lead Buyer pursuant to this Agreement.

6. CONDITIONS TO THE COMPANY’S OBLIGATIONS. The obligations of the Company hereunder to issue and sell the Purchased Shares to each Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that such conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

(a) Such Buyer shall have executed and delivered to the Company each of the Transaction Documents to which it is a party.

(b) Such Buyer shall have delivered to the Company, and the Company shall have received, the aggregate Purchase Price for the Purchased Shares being purchased by such Buyer at the Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

(c) The aggregate Purchase Price for all of the Purchased Shares being purchased by the Buyers at the Closing shall be at least $25.0 million.

(d) The representations and warranties of such Buyer shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or material adverse effect, which shall be true and correct in all respects), as of the date made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date), and such Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the Closing Date.

(e) NASDAQ shall have issued to the Company its written interpretation of NASDAQ Marketplace Rule 4350(i)(1)(D)(ii) in the manner requested by the Company pursuant to the letter, dated July 13, 2007, on behalf of the Company to NASDAQ, as such letter may be amended or supplemented subsequently by the Company.

7. CONDITIONS TO EACH BUYER’S OBLIGATIONS. The obligation of each Buyer to purchase the Purchased Shares at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that such conditions are for such Buyer’s sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

(a) The Company shall have (i) executed and delivered to such Buyer each of the Transaction Documents, and (ii) delivered the Purchased Shares being purchased by such Buyer at the Closing pursuant to this Agreement.

(b) Such Buyer shall have received the opinion of Duane Morris LLP, the Company’s counsel (“Company Counsel”), dated as of the Closing Date, substantially in the form attached hereto as Exhibit A.

(c) The Company shall have delivered to such Buyer a letter from a reputable service company stating that a verbal good standing has been obtained from the Pennsylvania Secretary of the Commonwealth or the Delaware Department of State, as applicable, with respect to the Company and each of its Subsidiaries as of a date within 10 days prior to the Closing Date.

(d) The Common Stock (i) shall be listed on the Principal Market and (ii) shall not have been suspended, as of the Closing Date, by the SEC or the Principal Market from trading on the Principal Market nor shall suspension by the SEC or the Principal Market have been threatened, as of the Closing Date, either (A) in writing by the SEC or the Principal Market or (B) by failing to satisfy the minimum listing maintenance requirements of the Principal Market as of the Closing Date.

(e) The Company shall have delivered to such Buyer a certificate, executed by the Secretary of the Company and dated as of the Closing Date, as to (i) the resolutions consistent with the transactions contemplated by this Agreement as adopted by the Company’s Board of Directors or a committee thereof in a form reasonably acceptable to such Buyer, (ii) the Articles and (iii) the Bylaws of the Company, each as in effect at the Closing, in the form attached hereto as Exhibit B.

(f) The representations and warranties of the Company shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects), as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date), and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date. Such Buyer shall have received a certificate, executed by the Chief Executive Officer or Chief Financial Officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer in the form attached hereto as Exhibit C.

(g) The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the issuance and sale of the Purchased Shares.

(h) The Registration Statement shall be effective in accordance with the 1933 Act and available for the issuance and sale of the Purchased Shares hereunder, and the Company shall have delivered to such Buyer the Prospectus.

(i) NASDAQ shall have issued to the Company its written interpretation of NASDAQ Marketplace Rule 4350(i)(1)(D)(ii) in the manner requested by the Company pursuant to the letter, dated July 13, 2007, on behalf of the Company to NASDAQ, as such letter may be amended or supplemented subsequently by the Company.

(j) The Company shall have delivered to such Buyer such other documents relating to the transactions contemplated by this Agreement as such Buyer or its counsel may reasonably request.

8. TERMINATION. In the event that the Closing shall not have occurred with respect to any Buyer on the Closing Date due to the failure of any condition set forth in Sections 6 or 7 (and the non-breaching party’s failure to waive such unsatisfied condition), then the non-breaching party or parties shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date by notice to such other party without liability of any party to any other party.

9. MISCELLANEOUS.

(a) Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

(c) Headings. The headings of this Agreement are for convenience of reference and shall not form part, or affect the interpretation, of this Agreement.

(d) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(e) Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the Buyers, the Company, their affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the

Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the holders of Purchased Shares representing at least a majority of the aggregate number of the Purchased Shares, or, if prior to the Closing Date, the Buyers listed on the Schedule of Buyers as being obligated to purchase at least a majority of the aggregate number of Purchased Shares. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Purchased Shares then outstanding. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration also is offered to all of parties to the Transaction Documents. The Company has not, directly or indirectly, made any agreement with any Buyer relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents.

(f) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one business day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

(i) If to the Company:

Orthovita, Inc

Attn:  Christine J. Arasin,

Vice President and Corporate Counsel

77 Great Valley Parkway

Malvern, PA 19355

Facsimile: 610.640.2603

with a copy to:

Duane Morris LLP

Attn:  Richard A. Silfen, Esquire

30 South 17th Street

Philadelphia, PA 19103

Facsimile: 215.979.1020

(ii) If to a Buyer, to its address and facsimile number set forth on the Schedule of Buyers, with copies to such Buyer’s representatives as set forth on the Schedule of Buyers, or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the holders of Purchased Shares representing at least a majority of the aggregate number of the Purchased Shares.

(h) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(i) Survival. Unless this Agreement is terminated pursuant to Section 8, the representations and warranties of the Company and the respective Buyers contained in Sections 3 and 2, respectively, the agreements and covenants set forth in Sections 4, 5 and 9 shall survive the Closing for a period of two years thereafter. No Buyer shall be responsible for any representations, warranties, agreements and covenants hereunder of any other Buyer.

(j) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k) Indemnification.

(i) In consideration of each Buyer’s execution and delivery of the Transaction Documents and acquiring the Purchased Shares thereunder, and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each Buyer and its shareholders, partners, members, officers, directors, employees and its direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from the execution, delivery, performance or enforcement of the Transaction Documents. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

(ii) Promptly after receipt by an Indemnitee under this Section 9(k) of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving an Indemnified Liability, such Indemnitee shall, if a claim for indemnification in respect thereof is to be made against any indemnifying party under this Section 9(k), deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnitee; provided, however, that an Indemnitee shall have the right to retain its own counsel with the fees and expenses of not more than one counsel for such Indemnitee to be paid by the indemnifying party, if, in the reasonable opinion of the Indemnitee, the representation by such counsel of the Indemnitee and the indemnifying party would be inappropriate due to an actual conflict of interest between such Indemnitee and any other party represented by such counsel in such proceeding (it being understood that, in the event that a claim involves more than one Indemnitee, the indemnifying party’s obligations to pay the fees and expenses of one counsel shall extend only to one Indemnitee). Legal counsel referred to in the immediately preceding sentence shall be selected by the Buyers holding at least a majority of the Purchased Shares. The Indemnitee shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or Indemnified Liabilities by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnitee that relates to such action or Indemnified Liabilities. The indemnifying party shall keep the Indemnitee fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Indemnitee, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnitee of a release from all liability in respect to such Indemnified Liabilities or litigation. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnitee with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnitee under this Section 9(k), except to the extent that the indemnifying party is prejudiced in its ability to defend such action.

(iii) The indemnification required by this Section 9(k) shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Liabilities are incurred.

(iv) The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnitee against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

(l) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(m) Remedies. Each Buyer shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted by the Company at any time under any other agreement or contract and all of the rights which such holders have under any applicable law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under the Transaction Documents, any remedy at law may prove to be inadequate relief to the Buyers. The Company therefore agrees that the Buyers shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security.

(n) Payment Set Aside. To the extent that the Company makes a payment or payments to the Buyers hereunder or pursuant to any of the other Transaction Documents or the Buyers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

(o) Independent Nature of Buyers’ Obligations and Rights. The obligations of each Buyer under any Transaction Document are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Buyer pursuant hereto or thereto, shall be deemed to constitute the Buyers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Buyers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents and the Company acknowledges that the Buyers are not acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Buyer confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Buyer shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose.

[Signature Pages Follow]

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY:

ORTHOVITA, INC.

By:	/s/ Albert J. Pavucek, Jr.
Name:	Albert J. Pavucek, Jr.

Title:	Chief Financial Officer

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYER:

ESSEX WOODLANDS HEALTH VENTURES FUND VII, L.P.

By:	Essex Woodlands Health Ventures VII, L.P., its general partner

By:	/s/ Mark Pacala
Name:	Mark Pacala

Title:	Manager

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYER:

By:	/s/ Stephen F. Wiggins
Name:	Stephen F. Wiggins

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYER:

MAGNETAR CAPITAL MASTER FUND, LTD.

By:	Magnetar Financial LLC, its Investment Manager

By:	/s/ Doug Litowitz
Name:	Doug Litowitz

Title:	Counsel

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYER:

W.H.I. GROWTH FUND Q.P., L.P.

By:	William Harris Investors, Inc., GP

By:	/s/ Charles Polsky
Name:	Charles Polsky

Title:	Vice President

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYER:

WHI SELECT FUND, L.P.

By:	William Harris Investors, Inc., GP

By:	/s/ Charles Polsky
Name:	Charles Polsky

Title:	Vice President

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYER:

PANACEA FUND, LLC

By:	William Harris Investors, Manager

By:	/s/ Charles Polsky
Name:	Charles Polsky

Title:	Vice President

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYER:

LEHMAN BROTHERS INC.

By:	/s/ Jeffrey Ferrell
Name:	Jeffrey Ferrell

Title:	Vice President

SCHEDULE OF BUYERS

Buyer	Address, Facsimile Number and State of Residence	Number of Purchased Shares	Legal Representative’s Address and Facsimile Number
Essex Woodlands Health Ventures Fund VII, L.P.	717 Fifth Avenue 14th Floor, Suite B New York, NY 10022 Attn: Mark Pacala Facsimile: 212-355-2313	9,469,697	Cooley Godward Kronish LLP One Freedom Square Reston Town Center 11951 Freedom Drive Reston, VA 20190 Attn: Mark D. Spoto, Esq. Facsimile: 703-456-8100
Stephen F. Wiggins	c/o Essex Woodlands Health Ventures VII, L.P. 717 Fifth Avenue 14th Floor, Suite B New York, NY 10022	378,788	c/o Essex Woodlands Health Ventures VII, L.P. 717 Fifth Avenue 14th Floor, Suite B New York, NY 10022
Magnetar Capital Master Fund, Ltd.	Magnetar Capital LLC 13th Floor 1603 Orrington Avenue Evanston, IL 60201 Attn: Douglas Litowitz Facsimile: 847-905-5685	822,860	Magnetar Capital LLC 13th Floor 1603 Orrington Avenue Evanston, IL 60201 Attn: Douglas Litowitz Facsimile: 847-905-5685
W.H.I. Growth Fund Q.P., L.P.	William Harris Investors Inc. 191 North Wacker Drive Suite 1500 Chicago, IL 60606-1899 Attn: Charles Polsky Facsimile: 312-621-0984	452,573	William Harris Investors Inc. 191 North Wacker Drive Suite 1500 Chicago, IL 60606-1899 Attn: Charles Polsky Facsimile: 312-621-0984
WHI Select Fund, L.P.	William Harris Investors Inc. 191 North Wacker Drive Suite 1500 Chicago, IL 60606-1899 Attn: Charles Polsky Facsimile: 312-621-0984	246,858	William Harris Investors Inc. 191 North Wacker Drive Suite 1500 Chicago, IL 60606-1899 Attn: Charles Polsky Facsimile: 312-621-0984
Panacea Fund, LLC	William Harris Investors Inc. 191 North Wacker Drive Suite 1500 Chicago, IL 60606-1899 Attn: Charles Polsky Facsimile: 312-621-0984	123,429	William Harris Investors Inc. 191 North Wacker Drive Suite 1500 Chicago, IL 60606-1899 Attn: Charles Polsky Facsimile: 312-621-0984
Lehman Brothers Inc.	Lehman Brothers Inc. Global Trading Strategies 399 Park Avenue, 9th Floor New York, NY 10022 Attn: Richard T. Pines Facsimile: 646-834-2412	822,861	Lehman Brothers Inc. Global Trading Strategies 399 Park Avenue, 9th Floor New York, NY 10022 Attn: Richard T. Pines Facsimile: 646-834-2412

Total		12,317,066

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